REPUBLISHING AGREEMENT

THIS  REPUBLISHING  AGREEMENT  dated  as  of  May  16,  2000.

BETWEEN:

Earthramp.com  Communications
having  an  office  at
601-889  W.  Pender  St.
Vancouver,  B.C.

("Licensor")

AND:

Global  Securities  Corporation
having  an  office  at
1100-595  Burrard  St.
Vancouver,  B.C.
V7X  1C4

("Global  Securities  Corp.")

(each of Earthramp.com Communications and Global Securities Corp. are referred to herein as a "Party")

WHEREAS:

(1) Licensor is the owner or licensee of the copyright and other intellectual property rights in and to certain financial content more particularly described in Schedule A attached hereto (the "Material");

(2) Global Securities Corp. owns, operates and maintains a web site with a universal record locator ("URL") of www.globalsec.com (the "Global Securities Site");

(3) Licensor desires to grant to Global Securities Corp. , and Global Securities Corp. desires to accept from Licensor, the right to republish the Material, in whole or in part on the Global Securities Corp. Site.

NOW  THEREFORE  the  Parties  have agreed to the following terms and conditions:

1. License. Licensor hereby grants to Global Securities Corp. a non-exclusive, world-wide license for the term set out below to use the Material subject to the following provisions. The License granted pursuant to this
Section 1 shall include the non-exclusive right to publish, publicly display and otherwise exploit and utilize, the Material, and all or any portions, adaptations or updates thereof.

2. Delivery. Licensor shall provide Global Securities Corp. the Material at such times and in such formats as are set forth in Schedule A. The Parties may agree to add to the Material by executing an additional document in the form of Schedule A and upon execution, such document shall constitute an addition or other modification to the Agreement and shall be subject to all the terms hereof.

3. Content and Style. Licensor shall be the exclusive owner of the Material and all intellectual property rights related thereto. Global Securities Corp. covenants that it shall not, either during the term of this Agreement or thereafter, directly or indirectly, contest, or assist any third party to contest, Licensor's ownership of the Material. Notwithstanding the foregoing, neither Party shall be responsible for the content of the other Party's web site.

4. Linking. Global Securities Corp. shall display a logo, no larger than 164 pixels in width and 35 pixels in height, supplied by Licensor and hyper linked to a URL specified by Licensor (the "Link Logos") on every page of the Global Securities Corp. Site containing the Materials. The placement Link Logos shall be at Global Securities Corp's reasonable discretion.

5.          Trade-Mark  License.

(a) Licensor hereby grants to Global Securities Corp. a world-wide, non-exclusive, non-transferable, limited license to use the trademark "EARTHRAMP.COM", which trademark has been applied for by Licensor, and such other trademarks, trade names and service marks as may be registered, licensed or used by Licensor from time to time (collectively, the "Marks"), provided that Global Securities Corp.'s use of the Marks is limited to the creation of hyperlinks (the "Links") on the Global Securities Corp. Site to the web site of Licensor, as contemplated herein. A hyperlink to Licensor's web site which is represented on the Global Securities Corp. Site by use of the Marks, or any of them, shall be known herein as a "Link Logo".

(b)     Global  Securities  Corp.  agrees  that:

(i)          it  will  not  alter  the  appearance  of  the  Licensor's  Marks;

(ii) it will use only the approved graphical image of the Link Logo supplied by Licensor;

(iii) the Link Logos may not be reduced in size beyond the size electronically provided by Licensor provided, however that Link Logo shall not be larger in size than 164 pixels wide and 35 pixels high;

(iv) the Link Logo must stand by itself and must include a minimum amount of [30] pixels of empty space around it so as to avoid unintended associations with other objects, including without limitation, type, photography, borders and edges;

(v) it will comply with any other reasonable usage policies concerning the Marks established by Licensor from time to time, provided that such policies do not conflict with the provisions of this Agreement;

(vi) all goodwill associated with the Marks as contemplated herein shall accrue to Licensor;

(vii) it will not use any other logos, slogans, copyrighted material or trademarks of Licensor other than as set forth herein;

(viii) it will not use the Marks, or any of them, as a feature or design element of another trademark, trade name or service mark;

(ix)          it  will not display the Link Logos on the Global Securities Corp.
Site more prominently than the trademarks, trade names or service marks associated with its own products or services; and

(x) the Global Securities Corp. Site will include a notice to the effect that the trademarks, trade names and service marks licensed by Global Securities Corp. are the trademarks, trade names or service marks (as the case may be) of others, and are used under license from the owner of such trademark, trade name or service mark.

(c) Global Securities Corp. acknowledges Licensor's world-wide ownership of the Marks and will not contest such ownership.

6. Approvals. The initial location and appearance, and any subsequent change in location or appearance, of the Link shall be subject to prior approval by Licensor which approval may be conditional upon the inclusion of notices or statements as required by Licensor.

7. Appropriate Conduct. Neither Party will use the Link Logos in any manner that implies sponsorship or product endorsement by the other Party. Neither Party will place the other Party's web pages in a "frame" within its own site, or otherwise cause a user's browser to frame the other Party's web site such that both Party's sites appear on the same screen, without prior written permission from the other Party. Subject to the foregoing, each Party reserves the right to alter, modify or discontinue its web site at any time.

8. Content. Each Party acknowledges and agrees that to the best of its knowledge, its web site shall not contain, or link to other web sites which contain, any of the following types of material (whether by pictures, graphics, code or written or other content):

(i) any material which violates or infringes on any copyright, trademark, trade secret, patent, statutory, common law or other proprietary intellectual property rights of others;

(ii) any material which infringes on the privacy rights of the other Party, or any third party;

(iii) any material which violates any applicable local, provincial, state, national or international law, regulation or treaty;

(iv)          any material that is or may be considered libellous or slanderous;

(v) any material which is pornographic, or may otherwise be considered offensive or obscene; or

(vi) distribution lists to be used via unsolicited email or other mass electronic mailings.

9.          Warranties.

(a)     Global  Securities  Corp.  represents  and  warrants  to  Licensor that:

(i) it has duly registered the domain name of its respective web site with all applicable authorities and possesses all rights necessary to use such domain name, and

(ii) the content and material (other than the Material) which it has placed on its web site to the best of Global Securities Corp's knowledge does not infringe upon or violate any:

A. copyright, patent, trade-mark or proprietary right of a third party, or

B. any applicable law, regulation or non-proprietary third-party right

(b)     Licensor  represents  and  warrants  to  Global  Securities  Corp. that:

(i) it has duly registered the domain name of its web site or web sites with all applicable authorities and possesses all rights necessary to use such domain name or names;

(ii)          the  Material  does  not  infringe  upon  or  violate  any:

A. copyright, patent, trade-mark or proprietary right of a third party, or

B. any applicable law, regulation or non-proprietary third-party right; and

(iii) the Marks are owned or licensed by Licensor, and that Licensor has full right, title and authority to license the Marks in the manner contemplated herein.

10. Notices. Licensor acknowledges and agrees that any of the Material displayed on the Global Securities Corp. Site shall be accompanied by a URL link to a legal notice and disclaimer of such form and content as solely determined by Global Securities Corp., and without limiting the generality of the foregoing, containing language to the effect that Global Securities Corp. disclaims all liability to the accuracy or timeliness of the Material.

11. Indemnity. Each Party (the "First Party") agrees to indemnify, defend and hold harmless the other Party and its directors, officers, employees and agents from any and all actions, claims, costs, damages, demands, expenses, liabilities, losses and suits (including reasonable legal fees) arising from, in whole or in part:

(i)          a  misrepresentation  contained  in  one or more of the warranties,

(ii) a claim that the First Party's Link Logos infringe or violate the intellectual property rights of a third party, or

(iii) any acts or omissions of the First Party or its employees or agents in performing under this Agreement.

12.          Term  and  Termination.

(a) This Agreement shall commence on the date first written above, and remain in effect for the period of one year after which the term shall be reviewed automatically for additional one year periods unless either party gives written notice not to renew no later than 60 days before the end of the then-current term. In the event that either Party has breached a material provision of this Agreement and such breach is not cured within 5 business days after receipt of notice of such breach from the First Party, the other Party may terminate this Agreement immediately thereafter by written notice.

(b)     Upon  termination  of  this  Agreement:

(i) Global Securities Corp. shall immediately remove all Link Logos from its Web site; and

(ii) Global Securities Corp. will delete the Materials from the Global Securities Corp. Site and cease offering visitors to the site access to the Materials as soon as reasonable; and

(iii) neither Party shall under any circumstances provide any link from its web site to the other Party's web site; nor shall either Party represent or otherwise take any action which could be reasonably construed as suggesting that such Party has any relationship with or is otherwise associated with the other Party.

13. Limitation of Liability. Neither Party shall be liable to the other Party for any special or punitive damages, damages for lost profits or revenues, or for any other types of economic loss or consequential damages.

14.          Confidential  and  Restricted  Information.

(a) Each Party acknowledges that a Party (the "Discloser") may disclose to the other Party (the "Recipient"), or allow the Recipient access to, trade secrets and other information, in the possession of the Discloser and owned by the Discloser or entities affiliated, associated or related to the Discloser, or by their respective suppliers, customers or other business partners, that is not generally known to the public including, without limitation, financial information, legal, corporate, marketing, product, technical, personnel, customer and supplier information and any other information, in whatever form or media, specifically identified as confidential by the Discloser, or the nature of which is such that it would generally be considered confidential in the industry of the Discloser, or which the Discloser is obligated to treat as confidential or proprietary (collectively, "Confidential Information"). The Recipient acknowledges that this information is of significant value to the Discloser.

(b) The non-disclosure obligations of the Recipient under this Section 12 shall not apply to Confidential Information which the Recipient can establish:

(i) is, or becomes, readily available to the public other than through a breach of this Section;

(ii) is disclosed, lawfully and not in breach of any contractual or other legal obligation, to the Recipient by a third party; or

(iii) through written records, was known to the Recipient, prior to the date of first disclosure of the Confidential Information to the Recipient by the Discloser.

(c) The Recipient acknowledges that Confidential Information is and shall be the sole and exclusive property of the Discloser or its designate and that the Recipient shall not acquire any right, title or interest in or to any Confidential Information.

(d) The Recipient shall keep all Confidential Information strictly confidential and shall take all necessary precautions against unauthorized disclosure of the Confidential Information during the term of this Agreement and thereafter. Without limitation, the Recipient shall not, and shall take all reasonable steps to ensure that its employees do not, directly or indirectly, disclose, allow access to, transmit or transfer the Confidential Information to a third party without the Discloser's consent, or use or reproduce Confidential Information, in any manner, except as reasonably required to fulfill the purposes of this Agreement. Notwithstanding the foregoing, to the extent that the Recipient can establish it is required by law to disclose any Confidential Information, it shall be permitted to do so, provided that notice of this requirement to disclose is first delivered to the Discloser, so that it may contest this potential disclosure. The Recipient shall ensure that all copies of Confidential Information are clearly marked, or otherwise identified as confidential and proprietary to the Discloser, and are stored in a secure location while in the Recipient's possession, control, charge or custody.

(e) Notwithstanding any other provision of this Section 12 or any other term of this Agreement, there is certain information which either Party may be prohibited by law from disclosing to third parties including, without limitation, financial and personal information relating to its customers (collectively, "Restricted Information"). Each Party therefore covenants and agrees that it shall not either directly or indirectly take any steps or actions which result in or which could have the effect of resulting in the other Party having access to any Restricted Information and each Party shall take all reasonable steps to ensure that none of its employees or users of the Global Securities Corp. Site or Licensor's web site, as the case may be, obtains access to any Restricted Information.

15.          General.

(a) Entire Agreement. This Agreement and all schedules hereto constitute the entire agreement and understanding between the Parties on the subject hereof and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings by any Party, and all of which are merged herein and superseded hereby. Neither Party shall be bound by any definition, warranty, condition or representation other than as expressly set forth in this Agreement or as may be set forth in a writing signed by the Party to be bound thereby. This Agreement may not be modified except by a written agreement signed by the Parties hereto.

(b) Interpretation. In construing this Agreement or determining the rights of the Parties hereto, no Party shall be deemed to have drafted or created this Agreement.

(c) Governing Law. This Agreement is made and entered into under the laws of the Province of British Columbia, and all federal laws applicable therein, and the Parties agree to submit to the exclusive jurisdiction of the Courts of the Province of British Columbia.

(d) Severability. The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, the remaining provisions of this Agreement shall continue in full force and effect and shall be binding and enforceable.

(e) Assignment. Neither this Agreement nor any right or duty hereunder shall be assignable or delegable by either Party without the express consent of the other Party, and nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties hereto any rights or remedies under or by reason of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, administrators, executors, legal representatives, successors in interest and permitted assigns.

(f) Waiver. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver. The failure of any Party to object to any act, omission or breach by the other Party or to declare the other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of any rights or remedies hereunder or otherwise provided at law or in equity.

(g) Notices. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or on the fifth day after mailing by certified or registered mail or on the date sent by facsimile addressed to the Parties at the addresses noted on page one or at such other address as either Party may hereafter indicate by appropriate notice.

(h) Independent Contractors. Nothing in this Agreement shall operate to create an employment, agency, joint venture or similar relationship between the Parties.

(i) No Agency. Nothing in this Agreement creates a relationship of agency, partnership, joint venture, or the like between the Parties, and neither Party shall be entitled to, or purport to, bind or represent the other Party. Neither Party shall do or allow any act which would imply apparent authority to act for the other Party.

(j) Time of the Essence. Time is of the essence in this Agreement and in the performance of the Parties' respective obligations hereunder.

IN WITNESS WHEREOF the Parties have signed this Agreement as of the date first above written.

Global  Securities  Corporation          Earthramp.com  Communications

By:          /s/ Douglas Garrod          By:          /s/ Paul Dickson
             -----------------------                -------------------
Name:                                   Name:
Title:                                  Title:
Date:     May  12,  2000                 Date:     May  16,  2000

                                   SCHEDULE A
                                    MATERIAL

The latest commercially available version of the following content is added and made subject to the certain Republishing Agreement dated as of _________________________ between Earthramp.com Communications and Global Securities Corp. (the "Agreement") and shall constitute Material (as that term is defined in the Agreement):

Web  Site  Title:  www.globalsec.com

Publisher:  Global  Securities  Corporation

Financial  Content  Description:

24  variable  delayed  (not  exceeding  20  minutes)  stock  quotes  data
Customizable Line Charts (including but not limited to intra-day, 1 week, 3 month, 1 and 2 year, max time)
Streaming  Ticker
Portfolio  Tracker
Most  Actives  of  each  index
Symbol  Lookup
Delayed  News  Headlines
Indices  and  corresponding  Line  Charts
Historical  Data  News
Historical  Quotes
Corporate  Capsules
Real  Time  Streaming  Quotes
Real  Time  Financial  News
10GB  of  bandwidth.

Cost:

Set-up  fee  $500
All  delayed  data  $750  per  month
Real Time data $50 per user, per month including all Canadian exchange fees and the NYSE, NASDAQ and AMEX

Additional  cost  are  as  follows:  $20  per  GB  of  bandwith.

Any additional services required by Global Securities Corp. from Earthramp.com will be billed to Global Securities Corp. at a rate of $99 per hour.

All  costs  in  Canadian  currency.